Exhibit 99.1

PHH Corporation Completes Sale of Certain Assets of PHH Home Loans Joint Venture

Mount Laurel, NJ - December 18, 2017 - PHH Corporation (NYSE: PHH) ("PHH" or the "Company") today announced that it has completed the previously announced sale of certain assets of PHH Home Loans, LLC (“PHH Home Loans”) to Guaranteed Rate Affinity, LLC (“GRA”), a new joint venture established by Guaranteed Rate, Inc. (“Guaranteed Rate”) and Realogy Holdings Corp. (“Realogy”).

Robert B. Crowl, President and CEO of PHH Corporation, said, “The completion of the sale of certain assets of our PHH Home Loans joint venture is an important step in our efforts to re-engineer the organization focused solely on subservicing and portfolio retention services. I would like to thank the teams from PHH, GRA and Realogy for their efforts on successfully completing this complex transaction and our former employees who have transitioned to GRA for their dedicated service and valued contributions to PHH.”

Since announcing the asset purchase agreement on February 15, 2017, the parties have executed on the transaction through five interim asset sale closings, with the fifth and final closing occurring on December 18, 2017. In total, the Company expects to realize approximately $96 million in aggregate proceeds from this transaction, including proceeds received to date and proceeds expected from the monetization of the net residual assets of PHH Home Loans, exclusive of the portion of the proceeds attributable to Realogy’s interest in PHH Home Loans.

About PHH Corporation
PHH Corporation (NYSE: PHH), through its subsidiary PHH Mortgage, is one of the largest subservicers of residential mortgages in the United States. PHH Mortgage provides servicing and portfolio retention solutions to investors of mortgage servicing rights, financial and wealth management institutions, regional and community banks, and credit unions. Headquartered in Mount Laurel, New Jersey, the Company has been providing mortgage lending and servicing solutions since 1984 and is dedicated to responsible and ethical practices while delivering an exceptional customer experience. For additional information, please visit www.phh.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:
Investors
Hugo Arias
hugo.arias@phh.com
(856) 917-0108

Media
Dico Akseraylian
dico.akseraylian@phh.com
(856) 917-0066